UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/10/2004

OLIN CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-1070

VA	13-1872319
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

501 Merritt 7, P.O. Box 4500, Norwalk, CT 06856
(Address of Principal Executive Offices, Including Zip Code)

203-750-3000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On December 10, 2004, Olin's Board of Directors, in accordance with a recommendation from the Compensation Committee, increased meeting fees for each director who is not an officer, employee or consultant of Olin from $1,500 per meeting to $2,000 per meeting, effective January 1, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OLIN CORPORATION

Date: December 14, 2004.	By:	/s/ George H. Pain
George H. Pain
Vice President, General Counsel and Secretary